Exhibit 21.1

                                 State of
 Name of Subsidiary            Incorporation          Doing Business As (Name)
_______________________________________________________________________________

PHC, Inc.                      Massachusetts          Pioneer Behavioral Health
                                                      PDSS
                                                      Pioneer Recovery Systems

PHC of Utah, Inc.              Massachusetts          Highland Ridge Hospital
                                                      Wellplace

PHC of Virginia, Inc.          Massachusetts          Mount Regis Center
                                                      Changes

PHC of Michigan, Inc.          Massachusetts          Harbor Oaks Hospital
                                                      Pioneer Healthcare of
                                                       Michigan
                                                      Wellplace Call Center
                                                      Detroit Behavioral
                                                       Institute
                                                      Harbor Oaks Hospital
                                                       Outpatient Services
                                                      Pioneer Behavioral Health

PHC of Nevada, Inc.            Massachusetts          Harmony Healthcare

North Point-Pioneer, Inc.      Massachusetts          Pioneer Counseling Center
                                                      Pioneer Healthcare of
                                                        Michigan
                                                      Pioneer Pharmaceutical
                                                        Research
                                                      Pioneer Health Centers

BSC-NY, Inc.                   New York               Behavioral Stress Center

Professional Health
  Associates, Inc.             New York               N/A

Behavioral Health Online       Massachusetts          BehavioralHealthOnLine.com
                                                      Wellplace

Detroit Behavioral
  Institute, Inc.              Massachusetts          N/A

Wellplace, Inc.                Massachusetts          N/A

Pivotal Research Centers,
  Inc.                         Delaware               Pivotal Research Centers
                                                      Pivotal Research Centers,
                                                       LLC

Seven Hills Hospital, Inc.     Delaware               N/A


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